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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE


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QUALMARK CORPORATION RETURNS TO PROFITABILITY - QUALMARK REPORTS FOURTH QUARTER
                       AND 2002 YEAR END FINANCIAL RESULTS
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         Contact:
              QUALMARK CORPORATION
              CHARLES JOHNSTON, President and CEO
              ANTHONY SCALESE, CFO
              303-254-8800
              Internet: www.qualmark.com

(February 19, 2003) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems and providing the World's largest corporations with products that improve product reliability allowing them to get to market faster, today announced results for the fourth quarter and fiscal year ended December 31, 2002.

For the fourth quarter, the Company recorded a net income of $42,000 or a basic and diluted loss per share of $0.02, compared with a net loss of $779,000 or a basic and diluted loss per share of $0.22 for the fourth quarter of 2001. Total revenue for the quarter was $2,164,000 versus total revenue of $1,300,000 in the comparable quarter last year.

For the year, QualMark reported a net loss of $343,000, which included $321,000 of arbitration and legal related expenses, resulting in a basic and diluted loss per share of $0.32, compared with a net loss of $2,761,000, resulting in a basic and diluted loss per share of $0.80, in 2001. Total revenue for the year was $8,067,000 versus $8,145,000 in 2001.

Commenting on the fourth quarter and 2002 results, Charles Johnston, QualMark's President and CEO stated, "we are encouraged with the stabilization of our core business, year over year, while continuing to navigate through this difficult economy. We continue to aggressively increase our market share in both the domestic and Asia Pacific markets, and we see strong opportunity in the Avionics, Aerospace, Defense, and Automotive industries for 2003. Johnston continued, "operationally, without the $321,000 in legal expenses, we met our internal plan for 2002, reduced our net loss by approximately 90% from the prior year and continue to gain success with our cost management and margin improvement. Our bank debt has been reduced by $625,000 while our cash has grown to a 2002 year end balance of $1,377,000."

Johnston continued, "the Company is cautiously optimistic about 2003, depending on a US war and capital goods spending. However, we are extremely confident that all internal systems, cost management structures and staff members are in place to continue our journey towards profitability. We are excited about the introduction of new vibration related products during 2003, and will be placing increased emphasis on expanding the Company's lab and service business for 2003. Also, the Company is continuing to assure the investment community about its ethical business practices and quality financial reporting by formally adopting a corporate Code of Conduct and a director and officer Code of Ethics in 2003."

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS FOURTH QUARTER AND YEAREND 2002 RESULTS WILL BE HELD TODAY, FEBRUARY 19, 2003 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON FEBRUARY 19TH. IF YOU ARE CALLING FROM OUTSIDE OF THE U.S. PLEASE CALL 334-323-7224. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.

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
STATEMENT OF OPERATIONS                       FOR QUARTER ENDED                       FOR YEAR ENDED
                                                 DECEMBER 31,                          DECEMBER 31,
                                           2002               2001               2002               2001
                                       ------------       ------------       ------------       ------------
Systems revenue                        $  1,843,000       $    756,000       $  6,606,000       $  5,815,000
ARTC service revenue                        321,000            544,000          1,461,000          2,330,000
Total revenue                             2,164,000          1,300,000          8,067,000          8,145,000
                                       ------------       ------------       ------------       ------------
Gross profit                                898,000            503,000          3,505,000          3,036,000
Gross profit margin                            41.5%              38.7%              43.4%              37.3%
                                       ------------       ------------       ------------       ------------
Income (loss) from operations                79,000           (433,000)          (167,000)        (1,376,000)
Pretax income (loss)                         42,000           (465,000)          (343,000)        (1,567,000)
Net income (loss)                            42,000           (779,000)          (343,000)        (2,761,000)
                                       ============       ============       ============       ============


EARNINGS PER SHARE
RECONCILING ITEMS:

Accretion of  redeemable preferred
stock and dividends                         (51,000)           (28,000)          (180,000)          (109,000)

Beneficial conversion feature on
issuance of redeemable preferred
stock                                       (50,000)                --           (153,000)                --

Dividend resulting from conversion
of Series A preferred shares to
Series B preferred shares                        --                 --           (489,000)                --

Net loss available to common
shareholders                                (59,000)          (807,000)        (1,165,000)        (2,870,000)

Basic earnings (loss) per share        $      (0.02)      $      (0.22)      $      (0.32)      $      (0.80)

Diluted earnings (loss) per share      $      (0.02)      $      (0.22)      $      (0.32)      $      (0.80)

Basic weighted average shares
outstanding                               3,610,000          3,610,000          3,610,000          3,610,000

Diluted weighted average shares
outstanding                               3,610,000          3,610,000          3,610,000          3,610,000

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems, which provides the World's largest corporations with products that improve product reliability and allow a faster time to market. The Company has installed more than 450 of its proprietary testing systems in 18 countries and operates four of its own testing and consulting facilities in Denver, Colo., Santa Clara, Calif., Hopkinton, Mass., and Huntington Beach, Calif. In Detroit Michigan, the Company has a strategic alliance with a large testing facility. QualMark has also formed international ARTC alliances in the UK, Ireland, the Netherlands, Italy, France and Sweden. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

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

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

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